10. Shareholder Meeting
Results:
   The Funds annual
meeting of shareholders
was held on May 6, 2008.
Of the 9,389,431 common
shares outstanding, the
following shares were
voted at the meeting:

Election of
Directors:
For
Withheld




Ronald J. Arnault
7,566,920
159,148




Anita L. DeFrantz
7,561,918
164,150




R. Jay Gerken
7,577,092
148,977




Ronald L. Olson
7,570,608
155,461




Avedick B. Poladian
7,553,963
172,106




William E.B. Siart
7,568,043
158,025




Jaynie Miller
Studenmund
7,545,485
180,584





In the Proxy Statement
for the Funds annual
shareholder meeting held
on May 6, 2008 meeting,
it was reported
incorrectly that Anita
L. DeFrantz made a late
Form 4 filing.